Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Results

For Its Third Quarter Ended September 30, 2021 and Cash Dividend

MECHANICSBURG, PENNSYLVANIA — November 4, 2021 — Select Medical Holdings Corporation (“Select Medical,” “we,” “us,” or “our”) (NYSE: SEM) today announced results for its third quarter ended September 30, 2021 and the declaration of a cash dividend.

For the third quarter ended September 30, 2021, revenue increased 7.8% to $1,534.2 million, compared to $1,423.9 million for the same quarter, prior year. Income from operations was $150.3 million for the third quarter ended September 30, 2021, compared to $156.1 million for the same quarter, prior year. Income from operations included $1.7 million of other operating income related to the recognition of payments received under the Provider Relief Fund for the third quarter ended September 30, 2021, compared to a reduction of other operating income of $1.2 million related to payments received under the Provider Relief Fund for the same quarter, prior year. Refer to “CARES Act Provider Relief Fund” for further discussion. Net income was $100.2 million for the third quarter ended September 30, 2021, compared to $104.5 million for the same quarter, prior year. Net income included pre-tax gains on sales of businesses of $5.1 million for the third quarter ended September 30, 2020. Adjusted EBITDA was $208.6 million for the third quarter ended September 30, 2021, compared to $213.2 million for the same quarter, prior year. Earnings per common share was $0.57 for both the third quarters ended September 30, 2021 and 2020. Adjusted earnings per common share was $0.57 for the third quarter ended September 30, 2021, compared to $0.56 for the same quarter, prior year. Adjusted earnings per common share excluded the gains on sales of businesses and related tax effects for the third quarter ended September 30, 2020. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share to adjusted earnings per common share is presented in table X of this release.

For the nine months ended September 30, 2021, revenue increased 14.1% to $4,644.7 million, compared to $4,071.2 million for the same period, prior year. Income from operations increased 57.4% to $636.2 million for the nine months ended September 30, 2021, compared to $404.3 million for the same period, prior year. Income from operations included $115.8 million of other operating income related to the recognition of payments received under the Provider Relief Fund for the nine months ended September 30, 2021, compared to $53.8 million for the same period, prior year. Refer to “CARES Act Provider Relief Fund” for further discussion. Net income increased 78.9% to $433.6 million for the nine months ended September 30, 2021, compared to $242.4 million for the same period, prior year. Net income included pre-tax gains on sales of businesses of $12.7 million for the nine months ended September 30, 2020. Adjusted EBITDA increased 39.6% to $808.9 million for the nine months ended September 30, 2021, compared to $579.3 million for the same period, prior year. Earnings per common share increased to $2.61 for the nine months ended September 30, 2021, compared to $1.35 for the same period, prior year. Adjusted earnings per common share was $2.61 for the nine months ended September 30, 2021, compared to $1.31 for the same period, prior year. Adjusted earnings per common share excluded the gains on sales of businesses and related tax effects for the nine months ended September 30, 2020. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share to adjusted earnings per common share is presented in table X of this release.

Please refer to “Effects of the COVID-19 Pandemic on Select Medical’s Results of Operations” below for further discussion regarding the impact of the coronavirus disease 2019 (“COVID-19”) pandemic on Select Medical’s operating results.

Company Overview

Select Medical is one of the largest operators of critical illness recovery hospitals, rehabilitation hospitals, outpatient rehabilitation clinics, and occupational health centers in the United States based on number of facilities. Select Medical’s reportable segments include the critical illness recovery hospital segment, the rehabilitation hospital segment, the outpatient rehabilitation segment, and the Concentra segment. As of September 30, 2021, Select Medical operated 100 critical illness recovery hospitals in 28 states, 30 rehabilitation hospitals in 12 states, and 1,850 outpatient rehabilitation clinics in 39 states and the District of Columbia. Select Medical’s joint venture subsidiary Concentra operated 519 occupational health centers in 41 states. At September 30, 2021, Select Medical had operations in 46 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

CARES Act Provider Relief Fund

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted. The CARES Act provided additional waivers, reimbursement, grants and other funds to assist health care providers during the COVID-19 pandemic, including appropriations for the Public Health and Social Services Emergency Fund, also referred to as the Provider Relief Fund, to be used for preventing, preparing, and responding to COVID-19, and for reimbursing eligible health care providers for health care related expenses and lost revenues that are attributable to COVID-19.

For the three and nine months ended September 30, 2021, Select Medical recognized $1.7 million and $115.8 million of payments received under the Provider Relief Fund as other operating income, respectively.

For the three months ended September 30, 2020, Select Medical recognized a reduction to other operating income of $1.2 million related to payments received under the Provider Relief Fund. This resulted from changes in the terms and conditions associated with the Provider Relief Fund program. For the nine months ended September 30, 2020, Select Medical recognized $53.8 million of payments received under the Provider Relief Fund as other operating income.

Critical Illness Recovery Hospital Segment

For the third quarter ended September 30, 2021, revenue for the critical illness recovery hospital segment increased 2.2% to $530.6 million, compared to $519.5 million for the same quarter, prior year. Adjusted EBITDA for the critical illness recovery hospital segment was $57.2 million for the third quarter ended September 30, 2021, compared to $88.8 million for the same quarter, prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 10.8% for the third quarter ended September 30, 2021, compared to 17.1% for the same quarter, prior year. Certain critical illness recovery hospital key statistics are presented in table VII of this release for both the third quarters ended September 30, 2021 and 2020.

For the nine months ended September 30, 2021, revenue for the critical illness recovery hospital segment increased 8.4% to $1,669.6 million, compared to $1,539.6 million for the same period, prior year. Adjusted EBITDA for the critical illness recovery hospital segment was $243.4 million for the nine months ended September 30, 2021, compared to $267.1 million for the same period, prior year. For the nine months ended September 30, 2021, Adjusted EBITDA included $17.9 million of other operating income related to the outcome of litigation with the Centers for Medicare & Medicaid Services. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 14.6% for the nine months ended September 30, 2021, compared to 17.4% for the same period, prior year. Certain critical illness recovery hospital key statistics are presented in table VIII of this release for both the nine months ended September 30, 2021 and 2020.

Rehabilitation Hospital Segment

For the third quarter ended September 30, 2021, revenue for the rehabilitation hospital segment increased 13.0% to $212.4 million, compared to $188.1 million for the same quarter, prior year. Adjusted EBITDA for the rehabilitation hospital segment was $44.1 million for the third quarter ended September 30, 2021, compared to $44.6 million for the same quarter, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 20.7% for the third quarter ended September 30, 2021, compared to 23.7% for the same quarter, prior year. Certain rehabilitation hospital key statistics are presented in table VII of this release for both the third quarters ended September 30, 2021 and 2020.

For the nine months ended September 30, 2021, revenue for the rehabilitation hospital segment increased 17.5% to $632.9 million, compared to $538.8 million for the same period, prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 31.2% to $145.4 million for the nine months ended September 30, 2021, compared to $110.8 million for the same period, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 23.0% for the nine months ended September 30, 2021, compared to 20.6% for the same period, prior year. Certain rehabilitation hospital key statistics are presented in table VIII of this release for both the nine months ended September 30, 2021 and 2020.

Outpatient Rehabilitation Segment

For the third quarter ended September 30, 2021, revenue for the outpatient rehabilitation segment increased 14.4% to $274.5 million, compared to $240.0 million for the same quarter, prior year. Adjusted EBITDA for the outpatient rehabilitation segment increased 26.6% to $38.8 million for the third quarter ended September 30, 2021, compared to $30.6 million for the same quarter, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 14.1% for the third quarter ended September 30, 2021, compared to 12.8% for the same quarter, prior year. Certain outpatient rehabilitation key statistics are presented in table VII of this release for both the third quarters ended September 30, 2021 and 2020.

For the nine months ended September 30, 2021, revenue for the outpatient rehabilitation segment increased 21.8% to $806.9 million, compared to $662.4 million for the same period, prior year. Adjusted EBITDA for the outpatient rehabilitation segment increased to $110.7 million for the nine months ended September 30, 2021, compared to $51.5 million for the same period, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 13.7% for the nine months ended September 30, 2021, compared to 7.8% for the same period, prior year. Certain outpatient rehabilitation key statistics are presented in table VIII of this release for both the nine months ended September 30, 2021 and 2020.

Concentra Segment

For the third quarter ended September 30, 2021, revenue for the Concentra segment increased 12.8% to $442.2 million, compared to $391.9 million for the same quarter, prior year. Adjusted EBITDA for the Concentra segment increased 23.9% to $99.8 million for the third quarter ended September 30, 2021, compared to $80.5 million for the same quarter, prior year. Adjusted EBITDA included other operating income of $1.6 million related to the recognition of payments received under the Provider Relief Fund for the third quarter ended September 30, 2021, compared to $0.4 million for the same quarter, prior year. The Adjusted EBITDA margin for the Concentra segment was 22.6% for the third quarter ended September 30, 2021, compared to 20.6% for the same quarter, prior year. Certain Concentra key statistics are presented in table VII of this release for both the third quarters ended September 30, 2021 and 2020.

For the nine months ended September 30, 2021, revenue for the Concentra segment increased 19.8% to $1,321.4 million, compared to $1,102.7 million for the same period, prior year. Adjusted EBITDA for the Concentra segment increased to $318.9 million for the nine months ended September 30, 2021, compared to $183.5 million for the same period, prior year. Adjusted EBITDA included other operating income of $33.8 million related to the recognition of payments received under the Provider Relief Fund for the nine months ended September 30, 2021, compared to $1.1 million for the same period, prior year. The Adjusted EBITDA margin for the Concentra segment was 24.1% for the nine months ended September 30, 2021, compared to 16.6% for the same period, prior year. Certain Concentra key statistics are presented in table VIII of this release for both the nine months ended September 30, 2021 and 2020.

Effects of the COVID-19 Pandemic on Select Medical’s Results of Operations

Beginning in March 2020, state governments placed significant restrictions on businesses and mandated closures of non-essential or non-life sustaining businesses, causing many employers to furlough their workforce and temporarily cease or significantly reduce their operations. State governments also implemented restrictions on travel and individual activities outside of the home, closed schools, and mandated other social distancing measures. At the same time, hospitals and other facilities began suspending elective surgeries. In an effort to ensure hospitals and health systems had the capacity to absorb and effectively manage surges of COVID-19 patients, a number of waivers and modifications of certain requirements under the Medicare, Medicaid and Children’s Health Insurance Program (“CHIP”) programs were authorized in March 2020, including certain regulations under the Medicare program which govern admissions into Select Medical’s critical illness recovery hospitals and rehabilitation hospitals. Specifically, Select Medical’s critical illness recovery hospitals which are certified as long-term care hospitals (“LTCHs”) became exempt from the greater-than-25-day average length of stay requirement for all cost reporting periods that include the COVID-19 public health emergency period. Select Medical’s rehabilitation hospitals which are certified as inpatient rehabilitation facilities (“IRFs”) could exclude patients admitted solely to respond to the emergency from the calculation of the “60 percent rule” thresholds to receive payment as an IRF. The COVID-19 public health emergency period has been extended and is currently in effect through January 15, 2022.

The adverse effects of the COVID-19 pandemic, along with the actions of governmental authorities and those in the private sector to limit the spread of COVID-19, caused disruptions in each of Select Medical’s segments; these disruptions were most significant within the outpatient rehabilitation and Concentra segments. By mid-March 2020, Select Medical’s outpatient rehabilitation clinics began experiencing significantly less patient visit volume due to declines in patient referrals from physicians, a reduction in workers’ compensation injury visits resulting from the temporary closure of businesses, and the suspension of elective surgeries which would have required outpatient rehabilitation services. Select Medical’s Concentra centers experienced similar declines in patient visit volume due to businesses furloughing their workforce and temporarily ceasing or significantly reducing their operations. Since March 2021, Select Medical’s outpatient rehabilitation clinics and Concentra centers have experienced patient visit volumes which approximate or exceed the levels experienced in the months prior to the widespread emergence of COVID-19 in the United States. Although they have experienced temporary disruptions in their core businesses as a result of the COVID-19 pandemic, Select Medical’s outpatient rehabilitation and Concentra segments have been able to expand their services to provide COVID-19 screening and testing.

Select Medical’s critical illness recovery hospitals have played a critical role in caring for patients during the COVID-19 pandemic, and the relaxation of certain admission restrictions have contributed to volume increases in certain of its hospitals. The revenue of Select Medical’s critical illness recovery hospitals and rehabilitation hospitals has also benefited from the temporary suspension of the 2.0% cut to Medicare payments due to sequestration, which began May 1, 2020 following the enactment of the CARES Act, and has been extended through December 31, 2021. Certain of Select Medical’s rehabilitation hospitals experienced temporary declines in patient volume, beginning in March 2020, in areas more significantly impacted by the spread of COVID-19, and as a result of the suspension of elective surgeries at hospitals and other facilities, which consequently reduced the demand for inpatient rehabilitation services. Additionally, some of Select Medical’s rehabilitation hospitals temporarily restricted admissions as a result of the COVID-19 pandemic. Beginning at the onset of the COVID-19 pandemic, both Select Medical’s critical illness recovery hospitals and rehabilitation hospitals modified certain of their protocols in order to follow the guidelines and recommendations for patient treatment and for the protection of their patients and staff members. This has resulted in increased labor costs, including increased contracted labor usage, as well as additional costs resulting from the purchase of personal protective equipment.

The unpredictable effects of the COVID-19 pandemic, including the duration and extent of disruption on Select Medical’s operations, creates uncertainties about Select Medical’s future operating results and financial condition. Select Medical has provided revenue and certain operating statistics below for each of its segments for each of the periods presented. Please refer to our risk factors previously reported in our Annual Report on Form 10-K for the year ended December 31, 2020 for further discussion.

	Critical Illness Recovery Hospital
	Revenue			Patient Days			Occupancy Rate			Number of Hospitals Owned(1)
	2019	2020	2021	2019	2020	2021	2019	2020	2021	2019	2020	2021

	(in thousands)
January	$149,799	$163,238	$199,611	86,238	90,783	100,933	69%	69%	75%	96	100	99
February	145,586	165,375	190,703	80,806	87,844	92,036	71%	72%	75%	96	100	99
March	162,149	171,908	204,558	91,085	91,831	100,149	73%	70%	74%	96	100	99
Three Months Ended March 31	$457,534	$500,521	$594,872	258,129	270,458	293,118	71%	70%	75%	96	100	99

April	$156,231	$171,445	$185,934	88,357	90,710	91,506	70%	71%	70%	99	100	99
May	156,422	178,223	183,471	89,350	95,191	93,708	69%	72%	70%	99	100	99
June	148,490	169,958	174,654	85,153	90,988	87,767	68%	71%	68%	99	100	99
Three Months Ended June 30	$461,143	$519,626	$544,059	262,860	276,889	272,981	69%	72%	69%	99	100	99
Six Months Ended June 30	$918,677	$1,020,147	$1,138,931	520,989	547,347	566,099	70%	71%	72%	99	100	99

July	$151,416	$175,253	$171,483	87,143	94,144	88,119	67%	71%	65%	99	99	100
August	155,485	173,967	178,240	86,553	93,964	91,756	66%	71%	68%	99	99	100
September	155,991	170,234	180,923	84,393	90,955	92,579	67%	71%	71%	99	99	100
Three Months Ended September 30	$462,892	$519,454	$530,646	258,089	279,063	272,454	67%	71%	68%	99	99	100
Nine Months Ended September 30	$1,381,569	$1,539,601	$1,669,577	779,078	826,410	838,553	69%	71%	70%	99	99	100

	Rehabilitation Hospital
	Revenue			Patient Days			Occupancy Rate			Number of Hospitals Owned(1)
	2019	2020	2021	2019	2020	2021	2019	2020	2021	2019	2020	2021

	(in thousands)
January	$50,615	$61,673	$68,297	27,434	32,111	34,404	74%	79%	82%	17	19	20
February	48,080	60,690	64,202	25,442	31,813	32,178	76%	84%	84%	17	19	20
March	55,863	59,656	75,305	29,940	30,644	35,857	78%	76%	85%	18	19	20
Three Months Ended March 31	$154,558	$182,019	$207,804	82,816	94,568	102,439	76%	79%	84%	18	19	20

April	$51,991	$45,878	$70,295	28,266	23,553	34,861	76%	61%	85%	18	19	20
May	56,019	57,815	71,190	29,730	29,787	35,604	75%	73%	84%	19	19	20
June	52,364	64,974	71,181	28,529	30,741	34,483	73%	78%	84%	19	19	20
Three Months Ended June 30	$160,374	$168,667	$212,666	86,525	84,081	104,948	75%	71%	85%	19	19	20
Six Months Ended June 30	$314,932	$350,686	$420,470	169,341	178,649	207,387	76%	75%	84%	19	19	20

July	$57,077	$62,312	$70,467	30,054	31,986	34,894	75%	81%	83%	19	18	20
August	58,072	63,673	71,682	30,228	32,518	34,835	75%	83%	83%	19	18	20
September	58,220	62,090	70,285	29,172	31,176	33,224	75%	82%	81%	19	18	20
Three Months Ended September 30	$173,369	$188,075	$212,434	89,454	95,680	102,953	75%	82%	82%	19	18	20
Nine Months Ended September 30	$488,301	$538,761	$632,904	258,795	274,329	310,340	75%	77%	84%	19	18	20

	Outpatient Rehabilitation
	Revenue			Visits			Working Days(2)
	2019	2020	2021	2019	2020	2021	2019	2020	2021

	(in thousands)
January	$83,185	$90,924	$76,763	687,007	757,171	625,964	22	22	20
February	78,573	88,239	77,063	658,610	739,061	641,942	20	20	20
March	85,147	76,086	98,135	708,866	626,433	832,248	21	22	23
Three Months Ended March 31	$246,905	$255,249	$251,961	2,054,483	2,122,665	2,100,154	63	64	63

April	$90,230	$49,084	$95,251	762,914	386,108	810,314	22	22	22
May	90,272	51,186	89,030	759,829	409,703	758,773	22	20	20
June	81,389	66,868	96,128	680,762	546,456	835,774	20	22	22
Three Months Ended June 30	$261,891	$167,138	$280,409	2,203,505	1,342,267	2,404,861	64	64	64
Six Months Ended June 30	$508,796	$422,387	$532,370	4,257,988	3,464,932	4,505,015	127	128	127

July	$89,267	$77,793	$90,352	754,102	636,826	780,118	22	22	21
August	90,687	79,034	93,056	743,813	651,738	798,459	22	21	22
September	85,376	83,215	91,132	706,413	694,808	768,493	20	21	21
Three Months Ended September 30	$265,330	$240,042	$274,540	2,204,328	1,983,372	2,347,070	64	64	64
Nine Months Ended September 30	$774,126	$662,429	$806,910	6,462,316	5,448,304	6,852,085	191	192	191

	Concentra
	Revenue			Visits			Working Days(2)
	2019	2020	2021	2019	2020	2021	2019	2020	2021

	(in thousands)
January	$133,507	$141,236	$127,103	985,598	1,032,069	867,793	22	22	20
February	126,309	133,690	132,349	919,065	965,741	869,910	20	20	20
March	136,505	123,609	163,388	1,006,944	879,585	1,057,871	21	22	23
Three Months Ended March 31	$396,321	$398,535	$422,840	2,911,607	2,877,395	2,795,574	63	64	63

April	$140,050	$91,178	$152,143	1,040,543	610,555	999,622	22	22	22
May	143,183	99,228	142,228	1,073,763	674,629	956,250	22	20	20
June	130,218	121,932	162,001	988,783	865,896	1,074,206	20	22	22
Three Months Ended June 30	$413,451	$312,338	$456,372	3,103,089	2,151,080	3,030,078	64	64	64
Six Months Ended June 30	$809,772	$710,873	$879,212	6,014,696	5,028,475	5,825,652	127	128	127

July	$142,385	$132,465	$146,509	1,057,809	930,427	1,033,266	22	22	21
August	144,452	130,291	150,333	1,087,165	933,555	1,106,356	22	21	22
September	135,063	129,103	145,348	1,005,929	963,065	1,084,009	20	21	21
Three Months Ended September 30	$421,900	$391,859	$442,190	3,150,903	2,827,047	3,223,631	64	64	64
Nine Months Ended September 30	$1,231,672	$1,102,732	$1,321,402	9,165,599	7,855,522	9,049,283	191	192	191

(1)       Represents the number of hospitals owned at the end of each period presented.

(2)       Represents the number of days in which normal business operations were conducted during the periods presented.

Stock Repurchase Program

The board of directors of Select Medical previously authorized a common stock repurchase program to repurchase up to $500.0 million worth of shares of its common stock. On November 2, 2021, the board of directors increased the capacity of the program from $500.0 million to $1.0 billion worth of shares and the program has been extended until December 31, 2023. The common stock repurchase program will remain in effect until then, unless further extended or earlier terminated by the board of directors. Stock repurchases under this program may be made in the open market or through privately negotiated transactions, and at times and in such amounts as Select Medical deems appropriate. Select Medical funds this program with cash on hand and borrowings under its revolving credit facility.

During the quarter ended September 30, 2021, Select Medical repurchased 1,383,508 shares at a cost of approximately $47.5 million, or $34.34 per share, which includes transaction costs. Since the inception of the common stock repurchase program through September 30, 2021, Select Medical has repurchased 39,964,416 shares at a cost of approximately $404.1 million, or $10.11 per share, which includes transaction costs.

Dividend

On November 2, 2021, Select Medical’s board of directors declared a cash dividend of $0.125 per share. The dividend will be payable on or about November 29, 2021 to stockholders of record as of the close of business on November 16, 2021.

There is no assurance that future dividends will be declared. The declaration and payment of dividends in the future are at the discretion of Select Medical’s board of directors after taking into account various factors, including, but not limited to, Select Medical’s financial condition, operating results, available cash and current and anticipated cash needs, the terms of Select Medical’s indebtedness, and other factors Select Medical’s board of directors may deem to be relevant.

Business Outlook

Select Medical is updating its business outlook for 2021 following the reporting of its third quarter 2021 results. Select Medical now expects revenue for the full year of 2021 to be in the range of $6.05 billion to $6.15 billion and Adjusted EBITDA for the full year of 2021 to be in the range of $980.0 million to $1.0 billion. Select Medical now expects fully diluted earnings per common share for the full year of 2021 to be in the range of $2.98 to $3.09. A reconciliation of net income to Adjusted EBITDA for the full year of 2021 is presented in table XI of this release.

Select Medical reaffirms its target compound annual growth rates, provided most recently in its August 5, 2021 press release, for revenue, Adjusted EBITDA, and earnings per common share. Select Medical continues to expect its compound annual growth for revenue to be in the range of 4% to 6% and compound annual growth for Adjusted EBITDA to be in the range of 7% to 8% from 2021 through 2023. Select Medical continues to expect compound annual growth for earnings per common share to be in the range of 17% to 20% from 2021 through 2023.

Conference Call

Select Medical will host a conference call regarding its third quarter results, as well as its business outlook and the impact of the COVID-19 pandemic on each of its reportable segments, on Friday, November 5, 2021, at 9:00am ET. The domestic dial in number for the call is 1-866-440-2669. The international dial in number is 1-409-220-9844. The conference ID for the call is 2359393. The conference call will be webcast simultaneously and can be accessed at Select Medical Holdings Corporation’s website www.selectmedicalholdings.com.

For those unable to participate in the conference call, a replay will be available until 12:00pm ET, November 12, 2021. The replay number is 1-855-859-2056 (domestic) or 1-404-537-3406 (international). The conference ID for the replay will be 2359393. The replay can also be accessed at Select Medical Holdings Corporation’s website, www.selectmedicalholdings.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Select Medical’s 2021 and long-term business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•	developments related to the COVID-19 pandemic including, but not limited to, the duration and severity of the pandemic, additional measures taken by government authorities and the private sector to limit the spread of COVID-19, and further legislative and regulatory actions which impact healthcare providers, including actions that may impact the Medicare program;

•	changes in government reimbursement for our services and/or new payment policies may result in a reduction in revenue, an increase in costs, and a reduction in profitability;

•	the failure of our Medicare-certified long term care hospitals or inpatient rehabilitation facilities to maintain their Medicare certifications may cause our revenue and profitability to decline;

•	the failure of our Medicare-certified long term care hospitals and inpatient rehabilitation facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our revenue and profitability to decline;

•	a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•	acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•	our plans and expectations related to our acquisitions and our ability to realize anticipated synergies;

•	private third-party payors for our services may adopt payment policies that could limit our future revenue and profitability;

•	the failure to maintain established relationships with the physicians in the areas we serve could reduce our revenue and profitability;

•	shortages in qualified nurses, therapists, physicians, or other licensed providers, or the inability to attract or retain healthcare professionals due to the heightened risk of infection related to the COVID-19 pandemic, could increase our operating costs significantly or limit our ability to staff our facilities;

•	competition may limit our ability to grow and result in a decrease in our revenue and profitability;

•	the loss of key members of our management team could significantly disrupt our operations;

•	the effect of claims asserted against us could subject us to substantial uninsured liabilities;

•	a security breach of our or our third-party vendors’ information technology systems may subject us to potential legal and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act; and

•	other factors discussed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including factors discussed under the heading “Risk Factors” of the quarterly reports on Form 10-Q and of the annual report on Form 10-K for the year ended December 31, 2020.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation

I. Condensed Consolidated Statements of Operations

For the Three Months Ended September 30, 2020 and 2021

(In thousands, except per share amounts, unaudited)

	2020	2021	% Change
Revenue	$1,423,869	$1,534,221	7.8%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	1,180,951	1,297,682	9.9
General and administrative	35,516	37,885	6.7
Depreciation and amortization	50,110	50,128	0.0
Total costs and expenses	1,266,577	1,385,695	9.4
Other operating income	(1,160)	1,729	N/M
Income from operations	156,132	150,255	(3.8)
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	8,765	11,452	30.7
Gain on sale of businesses	5,143	—	N/M
Interest expense	(34,026)	(33,825)	(0.6)
Income before income taxes	136,014	127,882	(6.0)
Income tax expense	31,557	27,665	(12.3)
Net income	104,457	100,217	(4.1)
Less: Net income attributable to non-controlling interests	27,511	23,289	(15.3)
Net income attributable to Select Medical	$76,946	$76,928	0.0%
Basic and diluted earnings per common share:(1)	$0.57	$0.57

(1)	Refer to table III for calculation of earnings per common share.

N/M       Not meaningful.

II. Condensed Consolidated Statements of Operations

For the Nine Months Ended September 30, 2020 and 2021

(In thousands, except per share amounts, unaudited)

	2020	2021	% Change
Revenue	$4,071,219	$4,644,704	14.1%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	3,463,778	3,882,579	12.1
General and administrative	102,808	109,025	6.0
Depreciation and amortization	154,133	150,702	(2.2)
Total costs and expenses	3,720,719	4,142,306	11.3
Other operating income	53,828	133,837	N/M
Income from operations	404,328	636,235	57.4
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	19,677	33,180	68.6
Gain on sale of businesses	12,690	—	N/M
Interest income	—	4,749	N/M
Interest expense	(117,499)	(102,115)	(13.1)
Income before income taxes	319,196	572,049	79.2
Income tax expense	76,805	138,410	80.2
Net income	242,391	433,639	78.9
Less: Net income attributable to non-controlling interests	60,670	81,271	34.0
Net income attributable to Select Medical	$181,721	$352,368	93.9%
Basic and diluted earnings per common share:(1)	$1.35	$2.61

(1)       Refer to table III for calculation of earnings per common share.

N/M    Not meaningful.

III. Earnings per Share

For the Three and Nine Months Ended September 30, 2020 and 2021

(In thousands, except per share amounts, unaudited)

Select Medical’s capital structure includes common stock and unvested restricted stock awards. To compute earnings per share (“EPS”), Select Medical applies the two-class method because its unvested restricted stock awards are participating securities which are entitled to participate equally with its common stock in undistributed earnings.

The following table sets forth the net income attributable to Select Medical, its common shares outstanding, and its participating securities outstanding for the three and nine months ended September 30, 2020 and 2021:

	Basic and Diluted EPS
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021

	(in thousands)
Net income	$104,457	$100,217	$242,391	$433,639
Less: net income attributable to non-controlling interests	27,511	23,289	60,670	81,271
Net income attributable to Select Medical	76,946	76,928	181,721	352,368
Less: net income attributable to participating securities	2,666	2,550	6,254	11,781
Net income attributable to common shares	$74,280	$74,378	$175,467	$340,587

The following tables set forth the computation of EPS under the two-class method for the three and nine months ended September 30, 2020 and 2021:

	Three Months Ended September 30,
	2020			2021
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$74,280	129,882	$0.57	$74,378	130,594	$0.57
Participating securities	2,666	4,662	$0.57	2,550	4,477	$0.57
Total	$76,946			$76,928

	Nine Months Ended September 30,
	2020			2021
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$175,467	129,616	$1.35	$340,587	130,441	$2.61
Participating securities	6,254	4,620	$1.35	11,781	4,512	$2.61
Total	$181,721			$352,368

 (1)       Represents the weighted average share count outstanding during the period.

IV. Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31, 2020	September 30, 2021
Assets
Current Assets:
Cash and cash equivalents	$577,061	$747,983
Accounts receivable	896,763	898,823
Other current assets	120,176	132,535
Total Current Assets	1,594,000	1,779,341
Operating lease right-of-use assets	1,032,217	1,069,953
Property and equipment, net	943,420	936,695
Goodwill	3,379,014	3,399,794
Identifiable intangible assets, net	387,541	378,433
Other assets	319,207	335,257
Total Assets	$7,655,399	$7,899,473
Liabilities and Equity
Current Liabilities:
Payables and accruals	$800,918	$919,976
Government advances	321,807	159,505
Unearned government assistance	82,607	2,414
Current operating lease liabilities	220,413	226,419
Current portion of long-term debt and notes payable	12,621	18,059
Total Current Liabilities	1,438,366	1,326,373
Non-current operating lease liabilities	875,367	909,950
Long-term debt, net of current portion	3,389,398	3,384,164
Non-current deferred tax liability	132,421	120,274
Other non-current liabilities	168,703	167,770
Total Liabilities	6,004,255	5,908,531
Redeemable non-controlling interests	398,171	627,330
Total equity	1,252,973	1,363,612
Total Liabilities and Equity	$7,655,399	$7,899,473

V. Condensed Consolidated Statements of Cash Flows

For the Three Months Ended September 30, 2020 and 2021

(In thousands, unaudited)

	2020	2021
Operating activities
Net income	$104,457	$100,217
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	10,497	8,388
Depreciation and amortization	50,110	50,128
Provision for expected credit losses	28	(40)
Equity in earnings of unconsolidated subsidiaries	(8,765)	(11,452)
Gain on sale of assets and businesses	(16,842)	(581)
Stock compensation expense	6,962	8,194
Amortization of debt discount, premium and issuance costs	542	560
Deferred income taxes	(11,140)	(3,642)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(104,592)	32,396
Other current assets	(23,528)	11,034
Other assets	4,831	8,860
Accounts payable and accrued expenses	133,748	17,795
Government advances	1,124	(91,767)
Unearned government assistance	21,433	(1,684)
Income taxes	(34,328)	(29,452)
Net cash provided by operating activities	134,537	98,954
Investing activities
Business combinations, net of cash acquired	(7,115)	(16,749)
Purchases of property and equipment	(34,319)	(48,944)
Investment in businesses	(11,108)	(5,182)
Proceeds from sale of assets and businesses	70,919	1,794
Net cash provided by (used in) investing activities	18,377	(69,081)
Financing activities
Borrowings of other debt	3,599	10,600
Principal payments on other debt	(7,087)	(7,596)
Dividends paid to common stockholders	—	(16,940)
Repurchase of common stock	(4,827)	(64,440)
Proceeds from issuance of non-controlling interests	—	14,238
Distributions to and purchases of non-controlling interests	(14,536)	(21,245)
Net cash used in financing activities	(22,851)	(85,383)
Net increase (decrease) in cash and cash equivalents	130,063	(55,510)
Cash and cash equivalents at beginning of period	509,737	803,493
Cash and cash equivalents at end of period	$639,800	$747,983
Supplemental information
Cash paid for interest	$54,050	$51,615
Cash paid for taxes	77,025	60,763

VI. Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2020 and 2021

(In thousands, unaudited)

	2020	2021
Operating activities
Net income	$242,391	$433,639
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	21,720	27,772
Depreciation and amortization	154,133	150,702
Provision for expected credit losses	281	172
Equity in earnings of unconsolidated subsidiaries	(19,677)	(33,180)
Gain on sale of assets and businesses	(24,723)	(87)
Stock compensation expense	20,828	22,002
Amortization of debt discount, premium and issuance costs	1,635	1,655
Deferred income taxes	(14,556)	(11,965)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(91,413)	645
Other current assets	(22,815)	(1,822)
Other assets	16,335	(3,124)
Accounts payable and accrued expenses	142,027	107,710
Government advances	318,116	(165,470)
Unearned government assistance	66,938	(80,193)
Income taxes	9,415	13,524
Net cash provided by operating activities	820,635	461,980
Investing activities
Business combinations, net of cash acquired	(14,076)	(26,830)
Purchases of property and equipment	(105,572)	(125,386)
Investment in businesses	(25,857)	(16,367)
Proceeds from sale of assets and businesses	83,320	11,257
Net cash used in investing activities	(62,185)	(157,326)
Financing activities
Borrowings on revolving facilities	470,000	—
Payments on revolving facilities	(470,000)	—
Payments on term loans	(39,843)	—
Borrowings of other debt	35,086	19,515
Principal payments on other debt	(42,820)	(22,910)
Dividends paid to common stockholders	—	(33,816)
Repurchase of common stock	(14,242)	(66,050)
Proceeds from issuance of non-controlling interests	1,686	19,926
Distributions to and purchases of non-controlling interests	(28,196)	(50,397)
Purchase of membership interests of Concentra Group Holdings Parent	(366,203)	—
Net cash used in financing activities	(454,532)	(133,732)
Net increase in cash and cash equivalents	303,918	170,922
Cash and cash equivalents at beginning of period	335,882	577,061
Cash and cash equivalents at end of period	$639,800	$747,983
Supplemental information
Cash paid for interest	$140,174	$118,570
Cash paid for taxes	81,945	136,857

VII. Key Statistics

For the Three Months Ended September 30, 2020 and 2021

(unaudited)

	2020	2021	% Change
Critical Illness Recovery Hospital
Number of hospitals – end of period(a)	100	100
Revenue (,000)	$519,454	$530,646	2.2%
Number of patient days(b)(c)	279,063	272,454	(2.4)%
Number of admissions(b)(d)	9,380	9,250	(1.4)%
Revenue per patient day(b)(e)	$1,845	$1,931	4.7%
Adjusted EBITDA (,000)	$88,830	$57,245	(35.6)%
Adjusted EBITDA margin	17.1%	10.8%
Rehabilitation Hospital
Number of hospitals – end of period(a)	29	30
Revenue (,000)	$188,075	$212,434	13.0%
Number of patient days(b)(c)	95,680	102,953	7.6%
Number of admissions(b)(d)	6,443	7,243	12.4%
Revenue per patient day(b)(e)	$1,775	$1,881	6.0%
Adjusted EBITDA (,000)	$44,637	$44,076	(1.3)%
Adjusted EBITDA margin	23.7%	20.7%
Outpatient Rehabilitation
Number of clinics – end of period(a)	1,777	1,850
Revenue (,000)	$240,042	$274,540	14.4%
Number of visits(b)(f)	1,983,372	2,347,070	18.3%
Revenue per visit(b)(g)	$104	$102	(1.9)%
Adjusted EBITDA (,000)	$30,623	$38,762	26.6%
Adjusted EBITDA margin	12.8%	14.1%
Concentra
Number of centers – end of period(b)	523	519
Revenue (,000)	$391,859	$442,190	12.8%
Number of visits(b)(f)	2,827,047	3,223,631	14.0%
Revenue per visit(b)(g)	$121	$124	2.5%
Adjusted EBITDA (,000)	$80,547	$99,832	23.9%
Adjusted EBITDA margin	20.6%	22.6%

(a)	Includes managed locations.

(b)	Excludes managed locations. For purposes of the Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to Select Medical’s hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at Select Medical’s hospitals, by the total number of patient days.

(f)	Represents the number of visits in which patients were treated at Select Medical’s outpatient rehabilitation clinics and Concentra centers during the periods presented.

(g)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits. For purposes of this computation for the Concentra segment, patient service revenue does not include onsite clinics and community-based outpatient clinics.

VIII. Key Statistics

For the Nine Months Ended September 30, 2020 and 2021

(unaudited)

	2020	2021	% Change
Critical Illness Recovery Hospital
Number of hospitals – end of period(a)	100	100
Revenue (,000)	$1,539,601	$1,669,577	8.4%
Number of patient days(b)(c)	826,410	838,553	1.5%
Number of admissions(b)(d)	28,080	28,135	0.2%
Revenue per patient day(b)(e)	$1,850	$1,982	7.1%
Adjusted EBITDA (,000)	$267,143	$243,421	(8.9)%
Adjusted EBITDA margin	17.4%	14.6%
Rehabilitation Hospital
Number of hospitals – end of period(a)	29	30
Revenue (,000)	$538,761	$632,904	17.5%
Number of patient days(b)(c)	274,329	310,340	13.1%
Number of admissions(b)(d)	18,489	21,734	17.6%
Revenue per patient day(b)(e)	$1,777	$1,861	4.7%
Adjusted EBITDA (,000)	$110,811	$145,378	31.2%
Adjusted EBITDA margin	20.6%	23.0%
Outpatient Rehabilitation
Number of clinics – end of period(a)	1,777	1,850
Revenue (,000)	$662,429	$806,910	21.8%
Number of visits(b)(f)	5,448,304	6,852,085	25.8%
Revenue per visit(b)(g)	$105	$103	(1.9)%
Adjusted EBITDA (,000)	$51,463	$110,724	115.2%
Adjusted EBITDA margin	7.8%	13.7%
Concentra
Number of centers – end of period(b)	523	519
Revenue (,000)	$1,102,732	$1,321,402	19.8%
Number of visits(b)(f)	7,855,522	9,049,283	15.2%
Revenue per visit(b)(g)	$123	$125	1.6%
Adjusted EBITDA (,000)	$183,510	$318,907	73.8%
Adjusted EBITDA margin	16.6%	24.1%

(a)	Includes managed locations.

(b)	Excludes managed locations. For purposes of the Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to Select Medical’s hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at Select Medical’s hospitals, by the total number of patient days.

(f)	Represents the number of visits in which patients were treated at Select Medical’s outpatient rehabilitation clinics and Concentra centers during the periods presented.

(g)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits. For purposes of this computation for the Concentra segment, patient service revenue does not include onsite clinics and community-based outpatient clinics.

IX. Net Income to Adjusted EBITDA Reconciliation

For the Three and Nine Months Ended September 30, 2020 and 2021

(In thousands, unaudited)

The presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA is used to evaluate financial performance and determine resource allocation for each of Select Medical’s operating segments. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, income from operations, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying definitions, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income to Adjusted EBITDA for Select Medical. Adjusted EBITDA is used by Select Medical to report its segment performance. Adjusted EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, gain (loss) on sale of businesses, and equity in earnings (losses) of unconsolidated subsidiaries.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Net income	$104,457	$100,217	$242,391	$433,639
Income tax expense	31,557	27,665	76,805	138,410
Interest expense	34,026	33,825	117,499	102,115
Interest income	—	—	—	(4,749)
Gain on sale of businesses	(5,143)	—	(12,690)	—
Equity in earnings of unconsolidated subsidiaries	(8,765)	(11,452)	(19,677)	(33,180)
Income from operations	156,132	150,255	404,328	636,235
Stock compensation expense:
Included in general and administrative	5,600	6,457	16,488	17,537
Included in cost of services	1,362	1,737	4,340	4,465
Depreciation and amortization	50,110	50,128	154,133	150,702
Adjusted EBITDA	$213,204	$208,577	$579,289	$808,939

Critical illness recovery hospital(a)	$88,830	$57,245	$267,143	$243,421
Rehabilitation hospital	44,637	44,076	110,811	145,378
Outpatient rehabilitation	30,623	38,762	51,463	110,724
Concentra(b)	80,547	99,832	183,510	318,907
Other(c)(d)	(31,433)	(31,338)	(33,638)	(9,491)
Adjusted EBITDA	$213,204	$208,577	$579,289	$808,939

(a)	For the nine months ended September 30, 2021, Adjusted EBITDA included other operating income of $17.9 million. The other operating income related to the outcome of litigation with the Centers for Medicare & Medicaid Services.

(b)	For the three and nine months ended September 30, 2021, Adjusted EBITDA included other operating income of $1.6 million and $34.0 million, respectively. For the three and nine months ended September 30, 2020, Adjusted EBITDA included other operating income of $0.4 million and $1.1 million, respectively. The other operating income is primarily related to the recognition of payments received under the Provider Relief Fund.

(c)	For the three and nine months ended September 30, 2021, Adjusted EBITDA included other operating income of $0.1 million and $82.0 million, respectively. For the three and nine months ended September 30, 2020, Adjusted EBITDA included a reduction to other operating income of $1.5 million and other operating income of $52.7 million, respectively. The other operating income is related to the recognition of payments received under the Provider Relief Fund.

(d)	Other primarily includes general and administrative costs and other operating income, as discussed further above.

X. Reconciliation of Earnings per Common Share to Adjusted Earnings per Common Share

For the Three and Nine Months Ended September 30, 2020 and 2021

(In thousands, except per share amounts, unaudited)

Adjusted net income attributable to common shares and adjusted earnings per common share are not measures of financial performance under GAAP. Items excluded from adjusted net income attributable to common shares and adjusted earnings per common share are significant components in understanding and assessing financial performance. Select Medical believes that the presentation of adjusted net income attributable to common shares and adjusted earnings per common share are important to investors because they are reflective of the financial performance of Select Medical’s ongoing operations and provide better comparability of its results of operations between periods. Adjusted net income attributable to common shares and adjusted earnings per common share should not be considered in isolation or as alternatives to, or substitutes for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because adjusted net income attributable to common shares and adjusted earnings per common share are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, adjusted net income attributable to common shares and adjusted earnings per common share as presented may not be comparable to other similarly titled measures of other companies.

The following tables reconcile net income attributable to common shares and earnings per common share on a fully diluted basis to adjusted net income attributable to common shares and adjusted earnings per common share on a fully diluted basis.

	Three Months Ended September 30,
	2020	Per Share(a)	2021	Per Share(a)
Net income attributable to common shares(a)	$74,280	$0.57	$74,378	$0.57
Adjustments:(b)
Gains on sales of businesses, net of tax effects of $234	(1,189)	(0.01)	—	—
Adjusted net income attributable to common shares	$73,091	$0.56	$74,378	$0.57

	Nine Months Ended September 30,
	2020	Per Share(a)	2021	Per Share(a)
Net income attributable to common shares(a)	$175,467	$1.35	$340,587	$2.61
Adjustments:(b)
Gains on sales of businesses, net of tax effects of $3,272	(5,089)	(0.04)	—	—
Adjusted net income attributable to common shares	$170,378	$1.31	$340,587	$2.61

(a)	Net income attributable to common shares and earnings per common share are calculated based on the weighted average common shares outstanding, as presented in table III.

(b)	Adjustments to net income attributable to common shares include estimated income tax and non-controlling interest impacts and are calculated based on the diluted weighted average common shares outstanding. The estimated income tax impact, which is determined using tax rates based on the nature of the adjustment and the jurisdiction in which the adjustment occurred, includes both current and deferred income tax expense or benefit.

XI. Net Income to Adjusted EBITDA Reconciliation

Business Outlook for the Year Ending December 31, 2021

(In millions, unaudited)

The following is a reconciliation of full year 2021 Adjusted EBITDA expectations as computed at the low and high points of the range to the closest comparable GAAP financial measure. Refer to table IX for the definition of Adjusted EBITDA and a discussion of Select Medical’s use of Adjusted EBITDA in evaluating financial performance. Each item presented in the below table is an estimation of full year 2021 expectations.

	Range
Non-GAAP Measure Reconciliation	Low	High
Net income attributable to Select Medical	$402	$417
Net income attributable to non-controlling interests	98	98
Net income	500	515
Income tax expense	162	167
Interest income	(5)	(5)
Interest expense	137	137
Equity in earnings of unconsolidated subsidiaries	(44)	(44)
Income from operations	750	770
Stock compensation expense	29	29
Depreciation and amortization	201	201
Adjusted EBITDA	$980	$1,000